UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) September 29, 2006


                              Diomed Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


Delaware                               000-32045             84-1480636
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(State or Other Jurisdiction           (Commission           (I.R.S. Employer
of Incorporation)                      File Number)          Identification No.)


1 Dundee Park, Andover, Massachusetts                        01810
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(Address of Principal Executive Offices)                     (Zip Code)


                                 (978) 475-7771
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURIITES

      Financing Completed September 29, 2006

      On September 29, 2006, Diomed Holdings, Inc. (the "Company") completed the private placement financing transaction (the "Financing") described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2006 (the "July 27, 2006 Form 8-K") and its Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 25, 2006 (the "Proxy Statement").

      The Company received gross proceeds of $10,010,000 in the Financing and cancelled all of the shares of its preferred stock, par value $0.001 per share, issued on September 30, 2005 (the "2005 Preferred Stock) that were outstanding immediately prior to the closing.

      A table illustrating the Company's capitalization both before and after the completion of the Financing is attached as Exhibit 99.1 to this Current Report.

      Pursuant to the Financing, the Company issued and sold 1,735.4347 shares of its 2006 preferred stock, par value $0.001 per share (the "2006 Preferred Stock"), to certain accredited investors (the "Investors"). Each share of 2006 Preferred Stock is exchangeable for 10,000 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). The Investors include (i) 18 persons who formerly owned shares of the Company's 2005 Preferred Stock, (ii) three investors who held 2005 Preferred Stock and invested additional money in the Financing and (iii) 15 new investors who did not own shares of 2005 Preferred Stock.

      A table setting forth the Investors and their respective investment in the Financing is attached as Exhibit 99.2 to this Current Report.

      Placement Agents

      The Company engaged Musket Research Associates, Inc. ("MRA") and Roth Capital Partners, LLC as its co-placement agents in connection with the Financing. The terms of the Company's agreements with the co-placement agents are described in the July 27, 2006 8-K and the Proxy Statement.

      Placement Fee Warrants

      The Investors in the Financing acquired shares of 2006 Preferred Stock only and did not purchase units of preferred stock and warrants. However, as part of the fees earned by MRA for its placement agent services, the Company issued warrants to purchase up to 370,000 shares of Common Stock to eight persons designated by MRA (the "Placement Fee Warrants") pursuant to the terms of the Company's agreement with MRA.


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

      The Placement Fee Warrants are exercisable for five years from the date of listing of the underlying shares of Common Stock with the American Stock Exchange at an exercise price of $1.15 per share, subject to reduction in the case of dilutive issuances. The antidilution adjustment provides that if the Company sells Common Stock (or the rights to acquire Common Stock) for a price lower than the then-current exercise price, the exercise price will be reduced to the weighted average price of the securities issued after giving effect to the dilutive issuance. If the exercise price of the Placement Fee Warrants is so adjusted, then there will concurrently be an adjustment to the number of shares for which the Placement Fee Warrants will be exercisable, by dividing the product of the former exercise price multiplied by the number of shares underlying the Placement Fee Warrants by the adjusted exercise price.

      In addition, the holders of the Placement Fee Warrants may exercise their warrants by means of a "cashless exercise" at a formula set forth in the form of Placement Fee Warrant instead of paying cash to the Company upon exercise, in which case the purchase price otherwise payable in cash by the holder will be paid by crediting the holder for the excess of the market value of the Common Stock at the time of exercise over the exercise price of the stock.

      A list of the persons MRA designated to receive the Placement Fee Warrants is attached as Exhibit 99.3 to this Current Report, and the form of Placement Fee Warrant is attached as Exhibit 10.1 to this Current Report.

      Exchange Provisions of 2006 Preferred Stock.

      At an Investor's option, each share of the 2006 Preferred Stock may be exchanged for shares of the Common Stock. Subject to limitations on ownership and certain other conditions, each share of the 2006 Preferred Stock is exchangeable for the number of shares of the Common Stock equal to $11,500 divided by the exchange rate. The exchange rate initially is $1.15 and is subject to certain adjustments, including reduction if the Company makes certain dilutive issuances of equity securities in the future. The antidilution adjustment provides that if the Company sells shares of the Common Stock (or the rights to acquire the Common Stock) for a price lower than the then-current exchange rate, the exchange rate will be reduced to the weighted average price of the Common Stock issued after giving effect to the dilutive issuance.

      Transaction Expenses and Net Proceeds

      The Company also has the right to require the Investors to exchange their shares of the 2006 Preferred Stock if the trading price of the Common Stock achieves and remains at a price level of $2.875 per share and certain other conditions are satisfied. Upon a change of control of the Company, shares of the 2006 Preferred Stock will automatically be exchanged for the right to receive either (1) the liquidation preference of the 2006 Preferred Stock of $13,800 per share or (2) the consideration which would have become payable in the change of control transaction to the holders of the 2006 Preferred Stock in respect of the shares of Common Stock underlying the 2006 Preferred Stock, whichever is greater. The Investors do not have the right to require the Company to redeem their shares of the 2006 Preferred Stock. The Company, however, has the right to redeem the 2006 Preferred Stock after the fifth anniversary of the completion of the Financing at a price equal to 120% of the issue price, or, $13,800 per share.


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

      The Company incurred certain transaction expenses in the Financing, including commissions of $610,600 payable to MRA and the Company's co-placement agent, Roth Capital Partners, LLC (in addition to the Placement Fee Warrants issued to MRA's designees), listing application fees of $45,000 payable to the American Stock Exchange for the listing of the shares of Common Stock underlying the 2006 Preferred Stock and Placement Fee Warrants and other related expenses of approximately $350,000 (including legal and accounting fees in connection with the Financing and the registration of the shares of underlying the 2006 Preferred Stock and expenses for printing and distributing the Proxy Statement and soliciting proxies in connection with the stockholder approval required as a condition to the completion of the Financing). Accordingly, the Company will receive net proceeds of approximately $9,000,000 from the Financing.

      The Company has agreed to use the proceeds of the Financing, net of expenses of the Financing, for its general working capital purposes. However, the Company is prohibited from applying any of the net proceeds for the payment of dividends, for certain increases in executive compensation, investment in securities, for investments not related to the Company's business or for repayment of debt (other than trade payables in the ordinary course of business).

      Exemptions from Registration

      The 2006 Preferred Stock issued and sold for cash and the Placement Fee Warrants issued in the Financing were issued without registration with the Commission, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Exchange Act"), and Rule 506 promulgated thereunder. This exemption is applicable to the transaction because the Company did not make any public offer to sell the securities. The Company only accepted offers to purchase the securities from persons known by the Company or its placement agents to be accredited investors and only sold securities to persons who represented to the Company in writing that they are accredited investors.

      The 2006 Preferred Stock issued and sold in exchange for the outstanding shares of 2005 Preferred Stock were issued without registration with the Commission, pursuant to Section 3(a)(9) of the Exchange Act. This exemption is applicable to the transaction because the shares of 2006 Preferred Stock constitute exempted securities under the Exchange Act, as they were issued to the former holders of 2005 Preferred Stock in exchange for their old shares where no commission or other remuneration was paid or given to such holders directly or indirectly for soliciting such exchange. The former holders of the 2005 Preferred Stock elected to exchange their shares pursuant to their right to exchange the old shares for 2006 Preferred Stock pursuant to the rights granted to them when the 2005 Preferred Stock was issued to them.


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

      The Financing and the American Stock Exchange

      As reported in the Company's Current Report on Form 8-K filed June 5, 2006, the Company received notice from the American Stock Exchange (the "AMEX") on June 1, 2006 that the Company had failed to maintain the AMEX's continued listing standards with respect to the required level of stockholders' equity. The Company submitted a proposed compliance plan to the AMEX, which the AMEX approved. Completion of the Financing is a significant milestone in the Company's compliance plan, which the Company believes will enable it to satisfy the AMEX's listing standard regarding stockholders' equity, since the Company expects that all shares of the 2006 Preferred Stock will be accounted for as stockholders' equity on the Company's September 30, 2006 balance sheet, which will reflect the completion of the Financing.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

      Elimination of 2005 Preferred Stock and Rights under 2006 Preferred Stock

      The 2006 Preferred Stock was authorized by filing of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate"), which the Company filed with the Secretary of State of the State of Delaware following approval of the Financing and the adoption of the Certificate on September 27, 2006 and prior to completion of the Financing.

      The rights of all holders of 2005 Preferred Stock were terminated upon completion of the Financing, and the Investors who are former holders of 2005 Preferred Stock (as well as those Investors who purchased shares of 2006 for cash) now hold shares of 2006 Preferred Stock. The Certificate sets forth the complete terms of the 2006 Preferred Stock. The Investors rights receive dividends, voting rights and rights to receive liquidated damages under the 2006 Preferred Stock are summarized below:

      Dividends. Dividends do not accrue on the 2006 Preferred Stock unless and until the Company completes a transaction in the future that reduces the effective conversion price of the Company's Variable Rate Convertible Debentures due 2008 (the "Debentures") below $1.15, as a result of the operation of the antidilution rights of the holders of the Debentures, but only if at the time of the future transaction the reduction in conversion price affects Debentures having an aggregate principal amount of at least $1,000,000. Thereafter, dividends will accrue on the issued and outstanding shares of the 2006 Preferred Stock at the rate of 15% per annum and will be payable quarterly in arrears.

      Voting Rights. The holders of 2006 Preferred Stock are entitled to vote on all matters submitted to a vote of the Company's stockholders, together with the holders of Common Stock, voting as a single class. The holders of 2006 Preferred Stock will vote their shares on the basis of the number of shares of Common Stock into which the 2006 Preferred Stock is then exchangeable (subject to the applicable limitations on ownership set forth in the Certificate and the Securities Purchase Agreement).


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

      Liquidated Damages. The Company may be required to pay liquidated damages to the Investors if the Company fails to timely comply with an Investor's request to exchange shares of the 2006 Preferred Stock for shares of the Common Stock or if the Company does not timely remove restrictive legends from certificates representing shares of the Common Stock when requested by the Investor and permitted by applicable law. The liquidated damages are payable in the amount of 1% per day of the issue price of the shares of the 2006 Preferred Stock subject to the Investor's request and are subject to an aggregate cap of 25% of the issue price paid by the Investor for the 2006 Preferred Stock (inclusive of any other liquidated damages payable by the Company in respect of the 2006 Preferred Stock). If the Company fails to timely issue shares of the Common Stock upon exchange or remove legends from shares of the Common Stock when requested by Investors and permitted by applicable law and the Investor purchases other shares of the Common Stock to settle the sale of shares of the Common Stock that were intended to be settled by shares of the Common Stock issuable upon exchange or the unlegended shares, then the Company may also be required to pay to the Investors the difference between the proceeds of sale of the shares of the Common Stock sold and the price paid for the other shares of the Common Stock purchased for settlement purposes.

      Changes to Authorized Share Capital

      The Company's authorized share capital was amended to (i) increase the number of shares of Common Stock available for issuance from 50,000,000 to 65,000,000 and (ii) reduce the number of shares of preferred stock available for issuance from 20,000,000 to 1,736 shares (all of which are shares of 2006 Preferred Stock). The Company's current Certificate of Incorporation no longer authorizes the Company's Board of Directors to issue preferred shares with voting and preference rights as assigned by the Board.

      The Certificate sets forth the complete exchange provisions, voting powers, dividends, preferences and other rights, qualifications, limitations and restrictions of the 2006 Preferred Stock, as well as the Company's authorized share capital. The form of Certificate is attached as an exhibit to the Proxy Statement.

      Antidilution Adjustments to Outstanding Securities

      The terms of certain of the Company's currently outstanding securities (the "Antidilution Securities") provide for adjustments to the effective price payable for shares of the Common Stock upon conversion or exercise of those Antidilution Securities if the Company completes certain future transactions and the effective price per share of the Common Stock or Common Stock equivalents that are issued in the future transaction is less than the effective price per share under the terms of the Antidilution Security. The Financing, has an effective price per share of Common Stock of $1.15 and therefore constitutes a dilutive transaction under the terms of the Antidilution Securities.


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

      Accordingly, completion of the Financing resulted in the following adjustments to the Antidilution Securities:

      o the conversion price of the Debentures ($3.712 million principal amount currently outstanding) was reduced from $2.29 per share of the Common Stock to $1.15 per share of the Common Stock which, when converted, will result in an increase in the number of shares of Common Stock to be issued from 1,620,961 to 3,227,826;

      o the exercise price of the warrants to purchase shares of the Common Stock issued to the investors in the Company's financing transaction completed October 28, 2004 (the "2004 Warrants") was reduced from $2.10 to $1.15 per share of the Common Stock;

      o the exercise price of the warrants to purchase shares of the Common Stock issued to the investors in the Company's financing transaction completed September 30, 2005 (the "2005 Warrants") was be reduced from $2.50 to $1.98 per share, and the number of shares of the Common Stock issuable upon exercise of the 2005 Warrants increased from 1,800,000 to 2,272,000; and

      o the exercise price of certain warrants to purchase shares of the Common Stock issued to designees of the Company's former placement agent, Sunrise Securities Corp. (the "Sunrise Warrants"), was reduced and the number of shares of Common Stock issuable upon exercise of these Sunrise Warrants increased from 139,315 to 155,843.

      The July 27, 2006 8-K and the Proxy Statement contain further details regarding these antidilution adjustments.

      Press Release

      On October 3, 2006, the Company issued a press release announcing the completion of the Financing. A copy of this press release is attached as Exhibit
99.4 to this Current Report.

      Further Information

      For a further summary of the material terms of the Financing and the Company's authorized share capital, see the July 27, 2006 8-K and the Proxy Statement. The full terms and conditions of the Financing are set forth in the Securities Purchase Agreement for the 2006 Preferred Stock, the Certificate regarding the 2006 Preferred Stock, the Registration Rights Agreement, forms of each of which are filed as exhibits to the July 27, 2006 8-K or Proxy Statement, the forms of which are hereby incorporated herein by reference.

      Safe Harbor

      This Current Report on Form 8-K does not constitute an offer of any securities for sale. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these transactions or the securities to be issued in connection with these transactions.


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

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

10.1     Form of Placement Fee Warrant

99.1     Company's Capitalization following Completion of Financing

99.2     List of Investors

99.3     MRA Designees Holding Placement Fee Warrants

99.4     Press Release, dated October 3, 2006, regarding Financing


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Diomed Holdings, Inc.
                                          (Registrant)


Date: October 3, 2006                     By: /s/ David B. Swank
                                              ----------------------------------
                                              Name:  David B. Swank
                                              Title: Chief Financial Officer

List of Exhibits:

10.1     Form of Placement Fee Warrant

99.1     Company's Capitalization following Completion of Financing

99.2     List of Investors

99.3     MRA Designees Holding Placement Fee Warrants

99.4     Press Release, dated October 3, 2006, regarding Financing


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